UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2005

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Board of Directors Compensation Schedule.

On March 17, 2005, the Board of Directors of Martek Biosciences Corporation (the "Corporation") met and approved of the following compensation schedule for its members:

Schedule of Directors’ Compensation

Board of Directors Annual Retainer: $20,000
Board of Directors Meeting Fee: $2,000
Audit Committee Chairman Annual Retainer: $8,000
Compensation Committee Chairman Annual Retainer: $4,000
Nominating and Corporate Governance Chairman Annual Retainer: $4,000
Audit Committee Members Annual Retainer: $4,000
Compensation Committee Members Annual Retainer: $2,000
Nominating and Corporate Governance Members Annual Retainer: $2,000
Meeting Fee for Board Committee Attendance: $1,000

2005 Base Salary for Named Executive Officers.

On March 17, 2005, the Compensation Committee of the Board of Directors determined 2005 annual base salaries for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K and as set forth below). The 2005 annual salaries for the named executive officers will be effective as of March 16, 2005.

Named Executive Officers 2005 Annual Base Salaries

Henry Linsert, Jr., Chairman, Chief Executive Officer and Director: $ 522,951
Steve Dubin, President: $ 409,993
Peter L. Buzy, Chief Financial Officer and Treasurer: $ 317,954
George P. Barker, Senior Vice President, General Counsel and Secretary: $ 317,954
Jerome C. Keller, Senior Vice President, Sales and Marketing: $ 317,954

Performance Goals for Fiscal Year 2005 under the Amended and Restated Management Cash Bonus Incentive Plan.

The named executive officers and certain other employees of the Corporation and its subsidiaries are eligible for annual cash incentive compensation under the Amended and Restated Management Cash Bonus Incentive Plan ("Bonus Plan"). The Compensation Committee of the Board of Directors administers the Bonus Plan. Bonuses are paid to these eligible participants during the first quarter of the following fiscal year based upon annual corporate performance measures for that year as well as individual performance. On March 17, 2005, the Compensation Committee established corporate performance goals for fiscal year 2005 under the Bonus Plan, which include revenue, gross profit margin, net income and production targets. For 2005, the maximum amount that each named executive officer is eligible to receive under the Bonus Plan is 100% of base salary.

Jules Blake, Ph.D. Appointed as Senior Scientific Advisor.

On March 17, 2005, the Board of Directors appointed Mr. Jules Blake, Ph.D. as Senior Scientific Advisor. Mr. Blake, a former director of Martek whose term in office expired at the March 17, 2005 Annual Meeting of Stockholders, will attend such meetings of the Board of Directors as requested by the Board and will receive $3,000 for each meeting that he attends.

Amended and Restated 2004 Stock Incentive Plan.

At the Corporation’s Annual Meeting of Stockholders held on March 17, 2005, Martek’s stockholders approved of the Amended and Restated 2004 Stock Incentive Plan ("Plan"). The following material changes were made to the Plan:

• Increased the number of shares reserved for issuance under the Plan by 500,000 shares to 1,574,791 shares;
• Increased the number of shares available for grant under the Plan as awards other than options or stock appreciation rights from 300,000 to 750,000 shares;
• Added the ability for the Corporation to grant incentive stock options;
• Added the ability for the Corporation to grant maximum value options, which are options that provide a ceiling on the amount of potential option gain;
• Provided that awards granted under the 2004 Stock Incentive Plan will have such terms as are necessary to avoid the imposition of the excise tax under Section 409A of the Internal Revenue Code; and
• Extended the termination of the Plan from 2014 to 2015.

The above summary of the changes to the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated 2004 Stock Incentive Plan, filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2005, the Board of Directors approved an amendment ("Amendment") to Article II, Section 1 "Number and Term of Office" of its Amended and Restated Bylaws. As amended, the Board may set the number of members serving on the Board from time to time at no fewer than three (3) members and no greater than eleven (11) members. The Board of Directors has set the number of members currently at nine (9) directors. Previously, the Amended and Restated Bylaws set the number of members of the Board of Directors at eleven (11) directors. The Board did not make any other change to the Corporation’s Amended and Restated Bylaws. A copy of the Amendment to the Amended and Restated Bylaws is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

3.1 Amendment to the Amended and Restated Bylaws dated March 17, 2005. (filed herewith)
10.1 Amended and Restated 2004 Stock Incentive Plan. (filed as Appendix A to the Corporation’s 2005 Definitive Proxy Statement, File No. 0-22354, filed February 8, 2005, and incorporated by reference herein)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

March 23, 2005	By:	/s/ Peter L. Buzy

Name: Peter L. Buzy
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws dated March 17, 2005. (filed herewith)
10.1	Amended and Restated 2004 Stock Incentive Plan. (filed as Appendix A to the Corporation's 2005 Definitive Proxy Statement, File No. 0-22354, filed February 8, 2005, and incorporated by reference herein)